Exhibit 99.1

Ibis Technology Receives Nasdaq Notice Due to Late Filing of Form 10-Q

DANVERS, Mass.--(BUSINESS WIRE)--Ibis Technology Corporation (Nasdaq GM: IBIS), a leading provider of SIMOX-SOI implantation equipment to the worldwide semiconductor industry, today announced that it received a letter from the Nasdaq Stock Market dated May 19, 2008 informing the Company that Nasdaq had not received the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, as required by Nasdaq Marketplace Rule 4310(c)(14). Accordingly, Nasdaq notified the Company that the Nasdaq Listing Qualifications Panel (the “Panel”) will consider the matter in rendering a determination regarding the Company’s continued listing on the Nasdaq Global Market.

The Company previously announced that it received a Nasdaq letter dated April 16, 2008 advising that Nasdaq had not received the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as required by Nasdaq Marketplace Rule 4310(c)(14). On March 31, 2008, the Company requested a 15 day extension to file its Form 10-K, as permitted by Rule 12b-25 of the Securities Exchange Act of 1934, as amended, to allow its independent registered public accounting firm additional time to review the Company’s financial statements for the year ended December 31, 2007 in order to afford sufficient time to conduct an impairment analysis with respect to the Company’s assets. The Company was unable to file by the extension deadline, which triggered the Nasdaq determination letter. On April 23, 2008, the Company appealed the Nasdaq determination by requesting a hearing before the Panel, which automatically stayed the delisting of the Company’s Common Stock pending the Panel's review and determination. The hearing is scheduled for June 5, 2008 at 9:30 am.

The Company is cooperating fully to ensure that the review of the Company's financial statements for the year ended December 31, 2007 by its independent registered public accounting firm is completed as quickly as possible and the Form 10-K will be filed shortly thereafter. As a result of the delay in filing its Form 10-K, the Company was unable to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. The Company intends to file the Form 10-Q as soon as reasonably practicable after the filing of the Form 10-K. Although the Company anticipates filing these reports promptly, there can be no assurance the Panel will grant the Company’s request for continued listing.

On April 28, 2008, the Company announced that it had received a Nasdaq letter dated April 23, 2008 notifying the Company that for the last 30 consecutive trading days, the Company’s common stock (the “Common Stock”) had not maintained the minimum market value of publicly held shares (“MVPHS”) of $5,000,000, as required for continued inclusion by Nasdaq Marketplace Rule 4450(a)(2). The Company has been provided 90 calendar days, or until July 22, 2008, to regain compliance. The MVPHS of Common Stock must be $5,000,000 or greater for a minimum of 10 consecutive trading days to comply. If compliance with Nasdaq Marketplace Rule 4450(a)(2) cannot be demonstrated by July 22, 2008, the Nasdaq Staff will provide written notification that the Common Stock will be delisted. At that time, the Company may appeal the Staff’s determination to a Panel.

The Nasdaq letter indicated that the Company may transfer its securities to the Nasdaq Capital Market if the Company satisfies the inclusion requirements for that market. If the Company submits a transfer application and pays the applicable fees by July 22, 2008, the initiation of the delisting proceedings will be stayed pending the Staff’s review of the application. If the Staff does not approve the Company’s transfer application, the Staff will provide written notification that its securities will be delisted.

In addition, the Company previously announced that it received a letter on December 10, 2007 from Nasdaq advising that, for the previous 30 consecutive business days, the bid price of the Common Stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Market pursuant to Nasdaq Marketplace Rule 4450(a)(5). Nasdaq stated in its letter that in accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company has been provided 180 calendar days from the letter date, or until June 9, 2008, to regain compliance with the minimum bid price requirement. The bid price of the Common Stock must close at $1.00 per share or more for a minimum of 10 consecutive business days to achieve compliance.

If the Company does not regain compliance with the minimum bid price requirement by June 9, 2008, the Nasdaq Staff will provide the Company with written notification that the Common Stock will be delisted from the Nasdaq Global Market. At that time, the Company may appeal the delisting determination to a Panel pursuant to applicable Nasdaq rules. Alternatively, Nasdaq Marketplace Rule 4450(i) may permit the Company to transfer the Common Stock to the Nasdaq Capital Market if the Common Stock satisfies all criteria, other than compliance with the minimum bid price requirement, for initial inclusion on such market. In the event of such a transfer, the Nasdaq Marketplace Rules provide that the Company will be afforded an additional 180 calendar days to comply with the minimum bid price requirement while listed on the Nasdaq Capital Market.

About Ibis Technology

Ibis Technology Corporation is a leading provider of oxygen implanters for the production of SIMOX-SOI (Separation-by-Implantation-of-Oxygen Silicon-On-Insulator) wafers for the worldwide semiconductor industry. Headquartered in Danvers, Massachusetts, Ibis Technology is traded on Nasdaq under the symbol IBIS. Information about Ibis Technology Corporation and SIMOX-SOI is available on the Ibis web site at www.ibis.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release contains express or implied forward-looking statements including, among other things, (i) the Company’s ability to conduct its operations in a manner consistent with its current plan and existing capital resources or otherwise to obtain additional implanter orders or to secure financing to continue as a going concern, (ii) regaining compliance with the market value of publicly held shares and minimum bid price requirements and the continued inclusion of the Company’s Common Stock on the Nasdaq Global Market or transfer to the Nasdaq Capital Market, (iii) the anticipated filing of the Company’s Annual Report on Form 10-K for the year-ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, (iv) the Company’s expectations regarding future orders for i2000 implanters, (v) the Company’s expectations regarding it’s strategic alternatives, including the potential sale of the Company, (vi) the continued employment of key management and technical personnel, and attaining implanter improvements to the degree and in the timeframe necessary to meet our customer’s expectations, (vii) the timing of our major customer’s ramping to production quantities on the i2000 implanter and the sustained production worthiness of the i2000 implanter, (viii) the reliance on a single or small number of large customers, interest in and demand for, and market acceptance of, the Company’s SIMOX-SOI technology including the Company’s implanters, (ix) the involvement generally of the silicon wafer manufacturing industry in the SOI wafer market and the ability of the wafer manufacturer’s to produce sufficiently low cost SIMOX-SOI wafers utilizing both our SIMOX equipment and technology, as well as other equipment manufacturer’s tools, (x) the timing and likelihood of revenue recognition on orders for the Company’s implanters, (xi) the Company’s belief that wafer manufacturers will become the primary suppliers of SIMOX-SOI wafers to the chipmaking industry, (xii) the throughput and production capacity of the i2000 implanter for manufacturing 300-mm SIMOX-SOI wafers, attaining implanter improvements to the degree and in the timeframe necessary to meet customer expectations, and the ability of the i2000 implanter to achieve acceptable production yields, (xiii) the Company’s plan to focus on supplying implanters to wafer manufacturers, (xiv) the ability to operate with existing capital resources or to secure financing and to continue as a going concern and (xv) the Company’s expectation of having sufficient cash for operations. Such statements are neither promises nor guarantees but rather are subject to risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to: future continued migration to SOI technology and market acceptance of SIMOX; the level of demand for the Company’s products; limited customers and products; lack of order backlog and visibility to the timing of new orders; the Company’s ability to pursue and maintain further strategic relationships, partnerships and alliances with third parties; loss of key personnel; the Company’s ability to protect its proprietary technology; the potential trends in the semiconductor industry generally; the ease with which the i2000 can be installed and qualified in fabrication facilities; the likelihood that implanters, if ordered, will be qualified and accepted by customers without substantial delay, modification, or cancellation, in whole or in part; the likelihood and timing of revenue recognition on such transactions; the possibility of the impact of competitive products, technologies and pricing; the impact of rapidly changing technology; the possibility of further asset impairment and resulting charges; equipment capacity and supply constraints or difficulties; the Company’s limited history in selling implanters; general economic conditions; and other risks and uncertainties described in the Company’s Securities and Exchange Commission filings from time to time, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007. All information set forth in this press release is as of May 22, 2008 and Ibis undertakes no duty to update this information unless required by law.

CONTACT:
Ibis Technology Corporation
William J. Schmidt, 978-777-4247
CFO & Treasurer